Exhibit 99.1

   Cincinnati Financial Gearing Up for Continued Growth in Insurance Business


     - Expects to reach 100 property casualty field marketing territories in 2005

              - Plans headquarters expansion in Fairfield, Ohio


    CINCINNATI, Sept. 13 /PRNewswire-FirstCall/ -- Speaking at The Cincinnati Insurance Company's sales meeting for its independent insurance agents in Arizona, Idaho, Montana and Utah, executives highlighted recent developments that will support Cincinnati Financial Corporation's (Nasdaq: CINF) expectation of continued strong growth for its insurance business. These developments include plans to bring the number of field marketing territories to the 100 mark in 2005 and the expansion of the company's headquarters in Fairfield, Ohio, a suburb of Cincinnati.

    Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, said, "Everything we are doing to achieve our growth objectives goes back to strengthening our relationships with our local independent insurance agents. Smaller field marketing territories let us provide a higher level of sales support and service to the agents who serve our policyholders."

    The company anticipates reaching 100 field marketing territories in 2005, with recent plans to subdivide territories in Nashville, Tennessee, and Detroit, Michigan, as well as to create a Delaware/Maryland territory. The planned Delaware/Maryland territory represents both the subdivision of the current Maryland territory and the company's entry into its first new state since 2000. Cincinnati's first agency appointments in Delaware are expected by mid-2005, following the company's submission of its policy forms and rates to the Delaware Department of Insurance and subject to the Department's approvals.

    Schiff noted, "Given its geographic proximity to Maryland and Pennsylvania and its favorable regulatory climate, the addition of Delaware is a logical step. We continue to view expansion within our present 31 states as our primary avenue for premium growth."

    Today, Cincinnati has 92 property casualty field marketing territories and has previously announced plans to subdivide territories in Birmingham, Alabama; Chicago, Illinois; Central Indiana; Chattanooga, Tennessee; and Utah. In addition to the representatives who currently staff the established marketing territories, the company's 972 independent agencies also are supported by more than 1,000 additional field representatives who provide claims, life insurance marketing, loss control, premium audit, bond, leasing and machinery and equipment services.

    Schiff added, "Our progress in Idaho, Montana and Utah - states The Cincinnati Insurance Companies entered only in the past six years - shows a great response to our person-to-person approach to serving agents and the businesses and families in their communities. From virtually zero just a few short years ago, direct written premiums in these three newer states have grown to $33 million in 2003 and $21 million in the first six months of 2004.

    "While increasing our business with our current agencies is our first and foremost objective, smaller territories also allow our marketing representatives to appoint additional, high-caliber agencies in markets where we identify opportunities to capture a greater market share. As previously announced, we anticipate appointing approximately 150 new agencies during the 2004 through 2006 period. Twenty-nine new agencies already have been appointed in 2004, with another 21 appointments expected over the last four months of the year."

    Finally, Schiff noted that the company is in the process of obtaining zoning approval for a planned expansion of its headquarters facility. "This expansion affirms our 'upside-down' field structure, where headquarters associates support a large force of field associates, rather than vice versa. The field associates are available 24/7 and have broad authority to make their own day-to-day business decisions. Our expanding infrastructure here in Cincinnati means we are delivering on our promise to support our representatives and independent agents in the field."

    The two connected towers in use today contain approximately 800,000 square feet of space and house most of the company's 2,750 headquarters associates. The building expansion should accommodate anticipated new hires of approximately 200 associates annually over the next six years. The first phase of construction will start by early January 2005 with a three-level, 700-space underground garage. The second phase of construction, expected to begin in 2006, will add a new office tower rising seven stories above the garage and featuring 487,000 square feet with space for 1,500 associates. The construction has an estimated completion date of September 2008.

    The company anticipates investing approximately $98 million in the headquarters expansion. Resources of the company's insurance operations are adequate to fund the project; however, the company is exploring the full range of financing options available. The company added that it expects to enter into various contracts related to the headquarters expansion and will file appropriate Forms 8-K with the Securities and Exchange Commission detailing material contracts.


    Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company supports the insurance subsidiaries and their independent agent representatives through commercial leasing and financing activities. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information, please visit the company's Web site at http://www.cinfin.com .


    This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company's future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

     - unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes
     - increased frequency and/or severity of claims
     - events or conditions that could weaken or harm the company's relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company's opportunities for growth, such as:
        - downgrade of the company's financial strength ratings,
        - concerns that doing business with the company is too difficult or
        - perceptions that the company's level of service is no longer a distinguishing characteristic in the marketplace
     - delays in the development, implementation, performance and benefits of technology projects and enhancements
     - amount of reinsurance purchased and financial strength of reinsurers
     - inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves
     - results and timely completion of assessment and remediation of internal controls for financial reporting under the Sarbanes-Oxley Act of 2002
     - recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products
     - sustained decline in overall stock market values negatively affecting the company's equity portfolio, in particular a sustained decline in the market value of Fifth Third Bancorp (Fifth Third) shares, a significant equity holding
     - events that lead to a significant decline in the market value of a particular security and impairment of the asset
     - prolonged low interest rate environment or other factors that limit the company's ability to generate growth in investment income
     - insurance regulatory actions, legislation or court decisions that increase expenses or place the company at a disadvantage in the marketplace
     - adverse outcomes from litigation or administrative proceedings
     - not receiving an exemptive order pursuant to the Investment Company Act of 1940 from the SEC, and the resulting changes that would be required in the company's operations


    Further, the company's insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

    Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included in this material.



SOURCE  Cincinnati Financial Corporation
    -0-                             09/13/2004
    /CONTACT:  Investors, Heather J. Wietzel, +1-513-603-5950, or Media, Joan
O. Shevchik, +1-513-603-5323, both of Cincinnati Financial Corporation/
    /Web site:  http://www.cinfin.com /
    (CINF)

CO: Cincinnati Financial Corporation; Cincinnati Insurance Company; Cincinnati Indemnity Company; Cincinnati Casualty Company
ST:  Ohio
IN:  FIN INS
SU:  PER